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                                                                    EXHIBIT 23.4

                         CONSENT OF BARGER & WOLEN LLP


        We hereby consent to the reference to our name and analyses performed by us in our capacity as independent consultants to autobytel.com inc. which are set forth in the Registration Statement on Form S-1, File No. 333-70621, or in any related or abbreviated registration statement filed by autobytel.com inc. with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended with the Securities and Exchange Commission on March 5, 1999.


                                        /s/ BARGER & WOLEN LLP

Los Angeles, California
March 4, 1999